Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of February 11, 2019 (the “Effective Date”), is by and among Bristow Group Inc., a Delaware corporation (“Parent”), Bear Acquisition I, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (the “Purchaser”), Columbia Helicopters, Inc., an Oregon corporation (the “Company”), the persons listed on Schedule 1 to the Stock Purchase Agreement (the “Shareholders”) and Nancy C. Lematta, in her capacity as the Shareholder Representative (as defined in the Stock Purchase Agreement).

WHEREAS, Parent, the Purchaser, the Company, the Shareholders and the Shareholder Representative entered into the Stock Purchase Agreement, dated as of November 9, 2018 (the “Stock Purchase Agreement”; capitalized terms used in this Agreement and not defined in this Agreement have the meanings assigned to such terms in the Stock Purchase Agreement);

WHEREAS, each Shareholder has irrevocably appointed Nancy C. Lematta as such Shareholder’s true and lawful attorney-in-fact and agent, to act on behalf of such Shareholder with respect to the Stock Purchase Agreement and the subject matter of the Stock Purchase Agreement; and

WHEREAS, the parties desire to terminate the Stock Purchase Agreement by mutual written consent, and to release each other from all claims, obligations and liabilities arising out of, in connection with or relating to the Stock Purchase Agreement, the Transaction Documents and any ancillary agreements, the Transactions, or the transactions contemplated by the Transaction Documents and any ancillary agreements, in each case, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties agree as follows:

1.    Termination. Pursuant to Section 12.1(a) thereof, the Stock Purchase Agreement, including all schedules, appendices and exhibits thereto, and all Transaction Documents, are terminated immediately effective upon the later of the execution and delivery of this Agreement or the receipt by the Company of the payment described in Section 2 below (the “Termination Time”) and without any further action by any party and, notwithstanding anything to the contrary in this Agreement, the Stock Purchase Agreement or the Transaction Documents, the Stock Purchase Agreement and the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”), provided that Section 10.2 of the Stock Purchase Agreement and the Confidentiality Agreement shall survive the Termination according to their respective terms.

2.    Fees. In connection with the Termination and in consideration of the agreements made by the Company and the Shareholders, including the agreement to terminate Section 12.3 of the Stock Purchase Agreement, Parent will pay to the Company, no later than 3:00 p.m. EST on the Effective Date, $20,000,000 (the “Payment”) by wire transfer to the account specified in attached Exhibit A. The Payment includes reimbursement of expenses of the Company and the Shareholders incurred in connection with the negotiation, execution and performance of the Stock Purchase Agreement, and the matters set forth in Section 12.3(c) of the Stock Purchase Agreement.

3.    Mutual Release; Disclaimer of Liability. Each of Parent, Purchaser, and the Company, on behalf of itself and each of its respective successors Affiliates, divisions, assignees, employees, Agents, shareholders and advisors, and the Shareholder Representative and each of the Shareholders, on behalf of itself and each of their respective successors, Affiliates, heirs, administrators, trustees, devisees, legatees, Agents and advisors (the “Releasors”), does, to the fullest extent permitted by law, fully release, forever discharge and covenant not to sue any other party, any of their respective successors, Affiliates, divisions or assignees, and any of their respective present or former employees, Agents, shareholders, financial advisors, auditors, heirs, administrators, devisees or legatees (collectively, the “Releasees”), from and with respect to any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s, lender’s or other fees) (“Claims”), howsoever arising, whether based on any national, federal, state or foreign law, principle of common law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have (or which might be asserted derivatively on their behalf) against the Releasees, or any of them, in connection with, arising out of or related to the Stock Purchase Agreement or any Transaction Document or the Transactions or the transactions contemplated by the Transaction Documents or any ancillary agreement. The release contemplated by this Section 3 is intended to be as broad as permitted by law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in law or equity or otherwise, that are based on or relate to facts or conditions or actions (known or unknown) that have existed or occurred at any time prior to the Termination Time. Each of the Releasors expressly waives to the fullest extent permitted by law the provisions, rights, and benefits of California Civil Code § 1542 (or any similar law), which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Nothing in this Section 3 shall apply to (a) any action by any party to enforce the rights and obligations imposed pursuant to this Agreement, including (without limitation) the obligations of Parent under Section 2 of this Agreement or (b) any breach of the Confidentiality Agreement.

4.    Publicity. The parties mutually agree to issue a joint press release in the form attached as Exhibit B to this Agreement regarding this Agreement and the Termination.

5.    Confidentiality. The parties agree that the Confidentiality Agreement will survive the Termination, and will remain in full force and effect in accordance with its terms.

6.    Expenses. Except for the provisions of Section 16, all costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party to this Agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Stock Purchase Agreement, the Transaction Documents or this Agreement and the Transactions or the transactions contemplated by the Transaction Documents or any ancillary agreement (“Expenses”) shall be paid by the party incurring such Expenses. Each party to this Agreement shall indemnify the others against any claims related to the foregoing.

7.    Representations and Warranties. Each party represents and warrants to the other that: (a) such party has all requisite power and authority to enter into this Agreement and to take the actions contemplated by this Agreement; (b) the execution and delivery of this Agreement and the actions contemplated by this Agreement have been duly authorized by all necessary corporate or other action on the part of such party, including any necessary approval of each of such party’s relevant boards; and (c) this Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

8.    Further Assurances. Each party shall, and shall cause its Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable laws to effectuate the Termination. Without limitation and to the extent necessary, the Company and Parent will cooperate with each other to provide any required notice to any Government Authorities and third parties of the termination of the Stock Purchase Agreement and the Transactions.

9.    Third-Party Beneficiaries. Except for the provisions of Section 3 of this Agreement, with respect to which each Releasee is an expressly intended third party beneficiary, this Agreement is not intended to (and does not) confer on any person other than the parties any rights or remedies or impose on any person other than the parties any obligations.

10.    Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all other agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Agreement, even if under New York’s choice of law or conflict of law analysis, the substantive laws of another jurisdiction would ordinarily apply.

12.    Forum Selection; Waiver of Jury Trial. ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF, RELATING TO OR BASED ON THIS AGREEMENT WILL BE HEARD, TRIED, AND/OR ARBITRATED IN NEW YORK, AND EACH PARTY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK. EACH PARTY AGREES THAT IT IS SUBJECT TO PERSONAL JURISDICTION IN NEW YORK. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO A PARTY’S ADDRESS AS SET FORTH IN THE STOCK PURCHASE AGREEMENT WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN

BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, RELATE TO OR BE BASED UPON THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. ACCORDINGLY, EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR BASED UPON THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT (a) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (b) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) IT MAKES THIS WAIVER VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.    Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

14.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party to this Agreement. Upon such a determination, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

15.    Confidential Information.

(a)    Promptly after the Effective Date, Parent will, or will direct its third-party Agents to:

(i)    Remove from Parent’s website the presentation entitled “Columbia Helicopters Business Review” ; and

(ii)    Direct its third-party Agents to terminate all third party access to any data rooms that (x) are hosted or controlled by Parent or any of its Affiliates or Agents, and (y) contain any confidential information of Columbia.

The parties specifically agree that monetary damages would be inadequate to compensate the Company for breaches or threatened breaches of this Section 15(a). Accordingly, and because of the potential for irreparable harm in the event of such breaches, the Company may, in addition to its other remedies, seek equitable or injunctive relief to address an actual or threatened breach of this Section 15(a), without having to prove specific damages or post a bond or other security.

(b)    Promptly after the Effective Date, each of Parent and the Company will comply with its obligations relating to the return or destruction of confidential information of the other party pursuant to the Confidentiality Agreement. This Agreement shall constitute the Company’s request that Parent destroy or return to the Company all confidential information of the Company, and Parent’s request that the Company destroy or return to Parent all confidential information of Parent, in each case pursuant to the terms of the Confidentiality Agreement.

16.    Attorney Fees. If a suit in any state or federal court, action, arbitration, or other proceeding of any nature between or among the parties to this Agreement is instituted in connection with any controversy, interpretation, or enforcement of any rights under or related to this Agreement, the party substantially prevailing will be entitled to recover its attorney, paralegal, accountant, and expert fees, and all other reasonably necessary fees, costs, and expenses actually incurred in connection with that proceeding as determined by the court or arbitrator at trial or arbitration, or in any appeal or other post-judgment proceeding, in addition to all other amounts provided by law. The court or arbitrator(s) hearing the matter will determine which party is substantially prevailing taking into account the number and importance of all claims and defenses, the outcomes of those claims, and any offers of settlement made by the parties.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by and on behalf of each the undersigned as of the Effective Date.

BEAR ACQUISITION I, LLC

By:	/s/ Brian J. Allman
Name:	Brian J. Allman
Title:	President

BRISTOW GROUP INC.

By:	/s/ L. Don Miller
Name:	L. Don Miller
Title:	Senior Vice President and Chief Financial Officer

COLUMBIA HELICOPTERS, INC.

By:	/s/ Steven E. Bandy
Name:	Steven E. Bandy
Title:	President and Chief Executive Officer

SHAREHOLDER REPRESENTATIVE

/s/ Nancy C. Lematta
Nancy C. Lematta, Shareholder Representative

SHAREHOLDERS

/s/ Marci Ann Walsh
Marci Ann Walsh

/s/ Wesley Bart Lematta Wesley Bart Lematta

[Signature Page to Termination Agreement]

/s/ Jon A. Lazzaretti
Jon A. Lazzaretti

LEMATTA FAMILY TRUST DATED NOVEMBER 18, 2010, AS AMENDED

By:	/s/ Nancy C. Lematta
Name:	Nancy C. Lematta, Trustee

WESLEY G. LEMATTA RESIDUARY TRUST I DATED DECEMBER 24, 2009

By:	/s/ Nancy C. Lematta
Name:	Nancy C. Lematta, Trustee

WESLEY G. LEMATTA RESIDUARY TRUST II DATED DECEMBER 24, 2009

By:	/s/ Nancy C. Lematta
Name:	Nancy C. Lematta, Trustee

NANCY ELIZABETH LEMATTA TRUST DATED DECEMBER 31, 1976

By:	/s/ Nancy C. Lematta
Name:	Nancy C. Lematta, Trustee

[Signature Page to Termination Agreement]

LEMATTA 2012 IRREVOCABLE TRUST DATED DECEMBER 17, 2012 FBO NANCY ELIZABETH LEMATTA

By:	/s/ Gregory A. Damico
Name:	Gregory A. Damico, Trustee

By:	/s/ Stanley Y. Wilson
Name:	Stanley Y. Wilson, Trustee

[Signature Page to Termination Agreement]

LEMATTA 2012 IRREVOCABLE TRUST DATED DECEMBER 17, 2012 FBO MARCI ANN WALSH

By:	/s/ Gregory A. Damico
Name:	Gregory A. Damico, Trustee

By:	/s/ Stanley Y. Wilson
Name:	Stanley Y. Wilson, Trustee

LEMATTA 2012 IRREVOCABLE TRUST DATED DECEMBER 17, 2012 FBO WESLEY BART LEMATTA

By:	/s/ Gregory A. Damico
Name:	Gregory A. Damico, Trustee

By:	/s/ Stanley Y. Wilson
Name:	Stanley Y. Wilson, Trustee

SEPARATE SHARE OF MICHAEL A. FAHEY OF THE FAHEY FAMILY 2016 TRUST U/A/D MARCH 3, 2016

By:	/s/ Michael A. Fahey
Name:	Michael A. Fahey, Co-Trustee

By:	/s/ Penny L. Fahey
Name:	Penny L. Fahey, Co-Trustee

[Signature Page to Termination Agreement]

EXHIBIT A

Wire Transfer Information

[Redacted]

Exhibit A

EXHIBIT B

Press Release

(see attached)

Exhibit B

Bristow and Columbia Helicopters Terminate Proposed Transaction

HOUSTON, TX – February 11, 2018 Bristow Group Inc. (NYSE: BRS) and Columbia Helicopters, Inc. today announced that Bristow and Columbia have mutually agreed to terminate Bristow’s agreement to acquire Columbia. In connection with the termination, Bristow has paid $20 million to Columbia. Bristow, Columbia and Columbia’s shareholders have agreed to release each other from all claims in connection with the purchase agreement and the related transactions.

Thomas C. Knudson, the Chairman of the Board of Directors of Bristow, stated “The decision to enter into a mutual termination of the purchase agreement was based on a number of developments following the entry into the agreement, which led both Bristow and Columbia to conclude that it was not possible to combine the two companies at this time. We continue to value our relationship with Columbia and look forward to having the opportunity to work together in the future.” Steve Bandy, the President and Chief Executive Officer of Columbia, stated “We continue to believe in the potential for collaboration between Bristow and Columbia, and the companies are actively considering mutually beneficial opportunities to work together.”

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading global industrial aviation services provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow has major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. For more information, visit bristowgroup.com.

ABOUT COLUMBIA HELICOPTERS, INC

Columbia Helicopters is the global leader in heavy-lift helicopter operations and trusted expert in maintenance, repair and overhaul services. The company owns, operates and maintains a fleet of Columbia Model 107-II Vertol, Columbia Model 234 Chinook, and Columbia Model CH-47D Chinook helicopters. These aircraft are operated around the world, providing passenger and cargo services to customers and in various end-markets. In addition, Columbia Helicopters supports commercial and government operators with a comprehensive range of responsive life-cycle support and MRO services, from tip to tail, in the hangar or in the field maintenance. Columbia Helicopters holds Type and Production Certificates for the Columbia Model 234 Chinook and Columbia Model 107-II Vertol, and a restricted category Type Certificate for the Columbia Model CH-47D Chinook. Columbia Helicopters is a factory-authorized service center for the Honeywell T55-714 and a NAVAIR-approved MRO facility. To learn more, visit http://www.colheli.com/.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state Bristow’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding potential for collaboration with Columbia, future opportunities, market and industry conditions, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” “hope,” “predict,” and similar words, phrases and expressions, although not all forward-looking statements include such words, phrases or expressions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause events or results to differ materially from those anticipated include but are not limited to the following: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by customers and suppliers; the risk of reductions in spending on industrial aviation services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our inability to obtain financing on favorable terms, whether caused by our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to pay, refinance or restructure our debt and aircraft lease commitments; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment program; availability of employees; and political instability, war or acts of terrorism in any of the countries where we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2018 and quarterly report on Form 10-Q for the quarter ended September 30, 2018. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Investor Relations

Linda McNeill

Director, Investor Relations

+1 713.267.7622

Global Media Relations

Adam Morgan

Director, Global Communications

+1 281.253.9005